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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: March 23, 1998

                         FURR'S/BISHOP'S, INCORPORATED
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               (Exact name of registrant as specified in charter)

   Delaware                     1-10725                  75-2350724
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(State or other               (Commission             (I.R.S. Employer
jurisdiction                  File Number)           Identification No.)
of incorporation)

6901 Quaker Avenue, Lubbock, Texas                          79413
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (806) 792-7151
                                                     --------------


                                 Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     On March 23, 1998, the board of directors of Furr's/Bishop's, Incorporated (the "Company") voted to retain Theodore J. Papit as the President and Chief Executive Officer of the Company, and Mr. Papit agreed to continue in those positions. Mr. Papit had tendered his resignation from these positions in September 1997, but had remained as President and Chief Executive Officer of the Company on an interim basis at the request of the board of directors. Mr. Papit's compensation will include $30,000 per month base salary, participation in the Company's executive bonus plan and other executive benefit programs, and stock options to purchase 500,000 shares of the Company's common stock, vesting over five years. Mr. Papit will also be entitled to 18 months' compensation in the event he is terminated without cause or in the event he is terminated or resigns after a change of control of the Company.

     The board of directors of the Company also increased its membership by adding two new directors, effective April 1, 1998. The new directors are Arnold Scheiffer, retired Chief Operating Officer of Katz Media, and William Hale, Chief Executive Officer of the Hale Group and consultant to many major restaurant and food industry companies.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FURR'S/BISHOP'S, INCORPORATED




                                        By: /s/ ALTON R. SMITH
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                                           Alton R. Smith, Executive Vice
                                           President and Secretary


Dated: March 23, 1998